                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 13, 2003

                             CARSUNLIMITED.COM, INC.
             (Exact name of registrant as specified in its charter)


           Nevada                      000-28195                11-3535204
---------------------------     -----------------------    ---------------------
(State or other Jurisdiction    (Commission File Number)   (IRS Employer ID No.)
     of Incorporation)



                         444 Madison Avenue, 18th Floor
                            New York, New York 10022
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (212) 308-2233

                      PO Box 446, Seacliff, New York 11579
          (Former name or former address, if changed since last report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

On June 11, 2003, Anthony Genova, Jr., Lawrence Genova, William Quinn, Joseph Marks, Mark Makropoplous, (collectively, "Sellers"), the former majority stockholders and officers and directors of Carsunlimited.com, Inc. (the "Company"), entered into a share purchase agreement (the "Share Purchase Agreement") with ODC Partners, LLC ("ODC") which was consummated on June 13, 2003. Pursuant to the Share Purchase Agreement, ODC purchased 19,931,000 shares of the Company's common stock, par value $.001 per share ("Common Stock") owned by the Sellers for an aggregate purchase price of $69,793.00.

All funds used by ODC to purchase the shares from Sellers were obtained from the working capital of ODC, which, in turn, were obtained by a loan provided to ODC from Ocean Drive Holdings, LLC, an affiliate of ODC, as evidenced by a three-year Promissory Note, which bears interest at a rate of 4% per annum.

As a result of these transactions, (i) ODC beneficially owns approximately 76% of the Company's outstanding Common Stock; (ii) Anthony Genova, Jr. beneficially owns 1,100,000 shares or approximately 4% of the Company's outstanding Common
Stock;  (iii)  Lawrence  Genova owns no shares of Company's  outstanding  Common
Stock; (iv) William Quinn owns no shares of the Company's outstanding Common Stock; (v) Joseph Marks owns 400,000 shares or approximately 1.5% of the Company's outstanding Common Stock; and (vi) Mark Makropolous owns no shares of the Company's outstanding Common Stock.

In connection with the consummation of the transaction, Anthony Genova, Jr. resigned as President of the Company and Marks resigned as Secretary and Vice President effective June 13, 2003. The Board appointed Mr. Daniel Myers as the new Chief Executive Officer, President and Secretary on such date.

As contemplated by the Share Purchase Agreement, on June 13, 2003, by action of the board of directors of the Company (the "Board"), the number of persons comprising the Board was increased from five persons to six persons. As a result of this action, and the Board resignations of Messrs. Marks, Makropolous, Quinn and Lawrence Genova on June 13, 2003, there then existed four vacancies on the Board. Mr. Daniel Myers, as designee of ODC, was appointed by Anthony Genova, Jr., the remaining member of the Board, to fill one of the vacancies. In addition, also by action of the Board, the number of persons comprising the Board will be decreased to one (1) person, effective ten days following the mailing of an Information Statement to all stockholders of the Company in compliance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder. At that time, the Board resignation of Anthony Genova, Jr. will become effective.

Daniel Myers, our new Chief Executive Officer, President, Secretary and member of the Board of Directors, is a Managing Director of Investment Banking at Atlas Capital Services, LLC, a registered broker dealer and member of the NASD. Since April, 2003, Mr. Myers has been the Managing Director and Co-Founder of Ocean Drive Capital, LLC and Ocean Drive Holdings, LLC, a privately held investment fund. Prior to joining Atlas in August 2001, Mr. Myers was an Investment Banker at Sunrise Securities, a registered broker-dealer and member of the NASD, from 1999-2001, where he was responsible for raising more than $50 million for Biotechnology and Hi-Tech companies. From 1998-2000, Mr. Myers was an Investment Banker at Beta Capital where he was responsible for raising $20 million for private technology companies. From 1993-1997, Mr. Myers managed the estates of high net worth individuals and from 1991-1992 was a Real Estate investment banker with DJR Capital where he was involved in raising $500 million in debt financing for New York State Real Estate developers. Mr. Myers graduated in 1990 from New York University with a BS in Finance. Mr. Myers currently holds a Series 62 license.

In connection with the transaction, the Company's principal executive offices are now located at 444 Madison Avenue, 18th Floor, New York, New York 10022.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Not applicable.

ITEM 5. OTHER EVENTS.

Not applicable.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

See Item 1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

         2.1 Share Purchase Agreement dated June 13, 2003, by and between ODC Partners, LLC, Anthony Genova, Jr., Lawrence Genova, William Quinn, Joseph Marks, and Mark Makropolous.

ITEM 8. CHANGE IN FISCAL YEAR.

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE.

Not Applicable.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CARSUNLIMITED.COM, INC.


                                    By: /s/ Daniel Myers
                                        --------------------------------------
                                        Daniel Myers
                                        Chief Executive Officer, President and
                                        Secretary